Exhibit 99.2

MSC Industrial Direct Co., Inc. Tel. 800.645.7270 Fax. 800.255.5067 www.mscdirect.com news

Investor Contact:

John G. Chironna

VP Investor Relations & Treasurer

MSC Industrial Direct Co. Inc.

(704) 987-5231

Media Contact:

Rachel Rosenblatt

FTI Consulting – Strategic Communications

(212) 850-5600

FOR IMMEDIATE RELEASE

MSC INDUSTRIAL DIRECT CO., INC. DECLARES

SPECIAL CASH DIVIDEND OF $3.00 PER SHARE

Melville, NY, October 27, 2014 - MSC INDUSTRIAL DIRECT CO., INC. (NYSE: MSM), “MSC” or the “Company,” a premier distributor of Metalworking and Maintenance, Repair and Operations (“MRO”) supplies to industrial customers throughout North America, today declared a special cash dividend of $3.00 per share.

Erik Gershwind, President and Chief Executive Officer, stated, “I am increasingly confident in the earnings leverage and continued cash generation potential of MSC. As a result, the Board has approved and we are announcing a special cash dividend of $3.00 per share. Coupled with the recently announced 21 percent increase in our ordinary dividend, this reflects our decision to take a more proactive approach to returning cash to our shareholders, while maintaining our commitment to an appropriately conservative balance sheet. We view these as responsible moves that keep us consistent with our roots and will improve total shareholder returns in the coming years.”

Jeff Kaczka, Executive Vice President and Chief Financial Officer, added, “These decisions, while significant and more progressive in terms of our capital allocation, keep the Company stable, secure and opportunistic. They will result in a comfortable leverage ratio as measured by net debt to EBITDA, a level that allows plenty of room for share repurchases and strategic M&A. Of course, for the right opportunity, we would increase our leverage ratio, yet continue to maintain a conservative balance sheet.”

The special cash dividend is payable on November 26, 2014 to shareholders of record at the close of business on November 18, 2014.

About MSC Industrial Direct Co., Inc. MSC Industrial Direct Co., Inc. is one of the largest distributors of Metalworking and Maintenance, Repair and Operations ("MRO") supplies to industrial customers throughout the United States. MSC employs one of the industry's largest sales forces and distributes over 1 million industrial products from approximately 3,000 suppliers. The majority of our solutions are in-stock with 99% availability and next day standard delivery to the contiguous United States on qualifying orders up until 8 p.m. Eastern Time. For more information, visit MSC's website at http://www.mscdirect.com.

Note Regarding Forward-Looking Statements: Statements in this Press Release may constitute "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including statements about expected future results, earnings leverage, cash generation, expected benefits from our investment and strategic plans, including the CCSG acquisition, and expected future margins, are forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The inclusion of any statement in this release does not constitute an admission by MSC or any other person that the events or circumstances described in such statement are material. Factors that could cause actual results to differ materially from those in forward-looking statements include: problems with successfully integrating acquired operations, unanticipated delays or costs associated with opening or expanding our customer fulfillment centers, current economic, political and social conditions, changing customer and product mixes, industry consolidation and other changes in the industrial distribution sector, the loss of key suppliers, key brands or supply chain disruptions, competition, general economic conditions in the markets in which we operate, volatility in commodity and energy prices, credit risk of our customers, risk of cancellation or rescheduling of orders, work stoppages or other business interruptions (including those due to extreme weather conditions) at transportation centers or shipping ports, dependence on our information systems and on key personnel, the outcome of potential government or regulatory proceedings or future litigation relating to pending or future claims, inquiries or audits, failure to comply with applicable environmental, health and safety laws and regulations, the potential impairment of goodwill and intangible assets record as a result of our acquisitions, disclosing our use of “conflict minerals” in certain of the products we distribute and our ability to enhance our information technology systems without disruption to our business operations. Additional information concerning these and other risks is described under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the reports on Forms 10-K and 10-Q that we file with the U.S. Securities and Exchange Commission. We assume no obligation to update any of these forward-looking statements.

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